File No.
Exclusive Distribution Agreement

Party A: YBM Group China Co., Ltd.
Party B: Shanghai Vomart Auto Parts Co.,Ltd.

According to the relevant provisions of Contract Law of the People’s Republic of China and Product Quality Law of the People’s Republic of China, Party A and Party B, through mutual friendly consultation on the basis of equality and mutual benefit, have reached the following agreement (“Agreement”) regarding distribution of Auto accessories:

Article 1    Clauses and Effectiveness of Agreement

1. This agreement includes three parts: (a) the body of the Agreement; (b) Appendix I - Cargo Receipt;(c) Appendix II - Purchase and Sale List
2.  This agreement and its appendixes shall become effective after being signed and sealed by the authorized agents of both parties. This agreement is in duplicate, one for party A and one for Party B with the equal legal effect. In the event of modification and supplement of any clause in this agreement, both parties shall sign the amended clause and hereto shall become effective upon being signed and sealed by the authorized agents of both parties.
3.  The components of the Agreement need to be printed except the signatures of representatives and signing date. Any written or altered parts are invalid
4.  In the event that any provision or content of this agreement is invalid, the remaining provisions and contents shall not be affected and shall remain valid.
5. The validity of this Agreement is 1 year: from July 1, 2010 to June 30, 2011.
6． After this agreement matures, if both parties continue to have purchasing order transactions, both parties shall implement according to the provisions in this agreement; but they shall implement according to the new agreement signed by both parties during or after this period.
7. Authorized Region and nature: Part A agrees to authorize Part B as the exclusive distributor in mainland China (referred to as “Distribution Territory”)

Article 2  Representation and Warranty.

1. Through friendly consultation, both parties have entered into this agreement , through friendly consultation on the basis of honesty, equality, fairness, and voluntariness.

2.   Both parties have read and fully understood all clauses of this agreement. With respect to any non conducive terms, one party has been fully explained by the other party and has understood prior to signing this agreement. In accordance with the provisions of contract law, has been faithfully fulfilled the notification obligation.

3.  Warranty of Party B.
1)	Party B has the valid legal qualification and continuous reliable capacity to enter into and perform this Agreement；
2)
Prior to signing the Agreement, Part B shall provide copy of its business license, tax registration certificate , legal representative ID and original certification of authorization signed by the authorized representative with the seal, and provide the originals for verification per Party A's requirement;

3)	Part B guarantees the authenticity, accuracy and integrity of the materials provided by PartyＢ;
4)
Part B commits and guarantees to legally use Part A’s trademarks, corporate names and the relevant logos after Party A’s written consent, shall not harm Party A’s reputation and slander Party A’s credibility;

4.  Part A guarantees to provide Part B with products. In the event of claims arising as a result of quality problems, Party B shall notify Party A the quantity of these defective products and specifications in writing. Party A will dispatch business or quality control personnel to provide onsite services, or Party B return the products. If there is proved to be  product problems by Party A, the defective products shall be replaced with other equal value products as compensation.

Article 3  Name, Variety, Specification, Quantity, Price and Quality of  the Authorized distribution products

1.
Refer to Appendix 2 for the list of products’ name, variety, specifications, quantity, and price provided by Part A. Appendix 2 - purchase and sale list shall have the equal legal effect as this agreement upon being signed and sealed by legal representative or authorized agent.

2.
The standard of products technology and quality provided by Part A shall be implemented according to the national standard or the industry standard; otherwise shall be implemented according to the enterprise manufacture standard.  If there is no technology and quality standard, it shall be implemented according to realization of the agreement purpose and products usage.

3.	Party A has the right to offset any amount owed by Party B to any amount owned to Party B regardless of the amount owned under this agreement or by other means.

Article 4  Delivery time & term

   See Appendix 2

Article 5   Product price and payment method

   See Appendix 2

Article 6   Delivery & Ownership

1.
Hereinafter refers to “warehouse ”,  the designated delivery place.  According to the stipulation of both parties, a delivery has taken place once the products leave the warehouse for Party A to perform the agreement. Part A shall undertake the risk of products loss and damage prior to products leaving warehouse, once the products leave the warehouses, the risk shall pass to Party B

2.
In the event that Party A fails to fulfill the agreement and fails to confirm any specific delivery due to Party B’s fault, Party A shall reserve the right to store product in warehouse, but Party B shall bear the risk and cost. The above mentioned choice doesn’t affect Part A to obtain other rights or remedies per this contract;

3.
The product ownership can only be transferred on condition that Part B has paid off the amount and also Party B does not owe any payment of Party A in this agreement or outside this agreement.  Prior to the above conditions are met, the product ownership shall not be transferred and be kept by Party A;

4.
Before Party A transfers the product ownership to Party B,  Party B shall transfer to the unpaid cargo to Party A requested by Party A at the first time. If Party B fails to fulfill the corresponding provision, Party A shall  access  to any place possessed, hold or controlled by Party B and re-attain the above-mentioned products without bearing any liability.

Article  7  Intellectual property Rights, trade mark and trade name

1.
The registered or unregistered trade mark, trade name, design, intellectual property right of Part A, including its company group and subsidiary  shall belong to Part A. Part B is only entitled to use Party's trademark logo during the valid period of the Agreement in the purpose of selling Party A’s products but not for any other purpose. Party B shall not change, cover, move, remove or damage products related to trademarks and brand names.  Upon expiration date of the Agreement, Party B shall not use the trademark symbol in any way or any purpose.

2.
Part A guarantees that the supplied products does not constitute any infringement of industrial property and intellectual property; B guarantees that the purchased product is not used for any infringement purpose of industrial property and intellectual property. Violators shall bear all tort liabilities hereto.

Article 8  Product acceptance

1. The product acceptance date is three days starting from the date of receipt of Part B;
2. During the acceptance period, if Part B finds the number of products, variety, type, size, appearance which can be observed, are not in accordance with the contract, Part B shall notice Part A in written and meanwhile shall properly keep the products. If Part B doesn’t raise any objection during the acceptance period, the products will be taken as compliance with the terms of the Agreement.

3.If  Party B’s Custody of the product has caused the loss, loss increase, decline in the quality, Party B shall bear the corresponding liability.

Article  9  Confidentiality

1.
Party B shall strictly keep the buying price, sales price, promotion costs, and other commercial and technical information ( including but not limited to price, marketing information and the customer name list) related to Party A’s business, products, programs, or development as confidentiality per Party A.  Without the written consent from Part A, Party B shall not disclose it to any third party. Otherwise, Party A is entitled to request Party B to compensate its loss caused by Party B’s violation of the confidentiality

2.
The effect of this confidential clause is independent from the this Agreement, which shall not be invalid and terminated because this Agreement is invalid or terminated. Party B shall continue to involve the confidentiality of the confidential information.

Article  10  Force majeure

1.
Force majeure is defined any event or circumstance, at the time of signing this agreement, does not exist and can not reasonably be foreseen , and can be not controlled by any party, allowing a party can not fully or partially fulfill its obligations under this agreement. These circumstances include but are not limited to: the delay is caused by state or government action (including but not limited to failure to fulfill its obligations on time and make the necessary approval or license), crises, wars, strikes, natural disasters and energy shortages etc. The party affected by Force majeure of should immediately give a written notice to the other party, indicating the circumstances, causes and possible consequences, and shall attain a available proof of the force majeure event from the government department or a notary public within a reasonable time.  The exempted obligation only can be limited to the scope and duration caused by the majeure.

2.
In the event that the behavior of one party is terminated during the force majeure, the other party, in a reasonable commercial range, may terminate to perform all or part of its obligation correspondingly, but shall pay the due amounts.

3.
In the event that the force majeure continues to last for more than 30 days,  the non-affected party is not liable to terminate this agreement, but it shall notify the other party in writing and pay the due amounts or return back to  the delivered product.

Article  10  Termination of  Agreement

1. Party A has the right to unilaterally cancel the agreement under the following circumstance, and has right to recover all loans and products from to Party B. Party B shall compensate Party A all the losses caused thereby:

1)
In the event that Party B violates the provisions stipulated in this agreement, Party B still does not make ratification upon Party A’s written notice, then Party A has right to terminate this agreement immediately by sending a written notice to Party B.

2)	Party B’s mode of operation is against the state laws and regulations. Party A shall terminate the Agreement by notifying Party B in writing

3)
Party B is automatically or forced to close down, liquidation, bankruptcy, frozen and seized property or is involved in commercial or criminal liability etc, Party A has right to terminate this agreement immediately by sending a written notice to Party B.

2. Within ten days after the termination of this Agreement, both parties shall cooperate to settle the outstanding amount during the cooperation period.

Article 11  Responsibility of breach the contract

1.	Part B fails to pay the payment and cost as stipulated in the Agreement, Party B shall pay liquidated damages at Thousandth of the due amount per day.

2.	In the event of termination of this Agreement or returning goods due to Party B’s fault, Party B shall pay liquidated damages at 30% of the involved product price to Party A
3.
If Party A fails to deliver goods on time or delay the delivery due to Party B’s fault, Party B shall pay liquidated damages to Party A at thousandth of the contract price per day and also is responsible for the actual losses of Party A. Otherwise, Party A shall pay liquidated damages to Party B at thousandth of the contract price per day.

4.
In the event that the products provided by party A has quality problem and can not meet national standards, industry standards, manufacturer standards and purpose of realization this Agreement, they shall be replaced or returned.

Article 12  Settlement of Disputes

Both parties shall negotiate for settlement in time if there is any dispute during the execution process of this Agreement. If the negotiation fails, both parties may also request mediation. If the mediation fails, then shall solve through Shanghai Arbitration Committee.

Article  13  Conflict of interest

Both parties shall avoid all issues related to conflict of interest with the other party and shall ensure the best reputation. Responsibilities of both parties to abide by the provisions of this agreement, including but not limited to: prevent its employees  providing or receiving expensive gifts, etiquette, hospitality, bills, loans and other things that are deemed to damage the reputation and interests of the other party. If one party knows any employee or representative of the other party conducts interests or influence it, that party shall notify the other party as soon as possible.

Article 14  Miscellaneous

1.	“In written” used in this Agreement refers to letters, telegrams, faxes, and graphs.
2.
all amendments, supplement, deletion or change to this Agreement must be in writing and a supplemental agreement shall be signed. The Supplementary agreement constitutes an integral part of this agreement, and has the same legal effect as this agreement

3.	This agreement is in triplicate, two for Part A, one for Part B, shall become effective upon being signed and sealed by both parties.

Part A: YBM Group China Co., Ltd.  Part B: Shanghai Vomart Auto Parts Co.,Ltd.

Legal representative:	Legal representative:
Authorized agent:	Authorized agent:
Tel.:	Tel.:
Add. :	Add.:
Post code:	Post code:
Account Number:	Account Number:
Date: July 1, 2010	Date: July 1, 2010

Appendix I      Cargo Receipt

Upon receiving the goods, Party B shall check its integrity, packing list, and the match of goods. If any goods are damaged, missing, inconsistency of a single item, party B shall request the carrier to sign delivery receipt on the spot to confirm the reason of damaging or missing goods, detailed name, quantity, packaging, and shall notify  party A’s staff as soon as possible.

After inspecting and receiving all goods, Party B’s authorized personnel shall sign the receipt for the actual received quantity, signature, seal and write the time of receipt. The authorized personnel’s signature or seal shall be on the receipt hereinto.

Part B shall provide Party A with the authorized personnel’s signature or receipt stamp style, and shall promptly notify party A with any changed information or material.

Part A  does not accept any returned goods that have been accepted by Party B

Company:
Delivery address:
Authorized recipient	Contact Tel/Cell：
Signature style :	Stamp style:
Available Time ( list in details)：
Unavailable time (e.g. Saturday, Sunday and holiday):

Part B  signature/seal:
Date:

Appendix II    Purchase and Sale List

Product Name: Filter, belt, brake pads and generator.
Manufacturer: YBM Group China Co., Ltd. and its subsidiaries.